NOTICE THAT SECTIONS 24 TO 28 OF THE LANDLORD AND TENANT ACT 1954 ARE NOT TO APPLY TO A BUSINESS TENANCY

To:	Luke Ruffell of 131 Terry Gardens, Kesgrave, IP5 2DR [*Name and address of tenant*]
From:	ALLIA LTD of Future Business Centre, Kings Hedges Road, Cambridge, CB4 2HY [*Name and address of landlord*]
Premises:	Future Business Centre, Kings Hedges Road, Cambridge CB4 2HY
Date:	05 February 2014

A copy of the agreed form of lease is attached.

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure – the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

- You will have **no right** to stay in the premises when the lease ends.
- Unless the landlord chooses to offer you another lease, you will need to leave the premises.
- You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.
- If the landlord offers you another lease, you will have no right to ask the court to fix the rent.

It is therefore important to get professional advice – from a qualified surveyor, lawyer or accountant – before agreeing to give up these rights.

If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.

If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.

But if you do not receive at least 14 days' notice, you will need to sign a "statutory" declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.

Received a copy of the above notice on: *Date:* 05/02/14

Signed: *Name:* Luke Ruffell

Position: Director

I LUKE RUFFELL (*name of declarant*) of 131 Terry Gardens, Kesgrave, IP5 2DR (*address*) do solemnly and sincerely declare that –

1. UMICRON LTD (*name of tenant*) proposes to enter into a tenancy of premises at Future Business Centre, King's Hedges Road, Cambridge, CB4 2QT (*address of premises*) for a term commencing on 07 February 2014.

2. The tenant proposes to enter into an agreement with ALLIA LTD (*name of landlord*) that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 (security of tenure) shall be excluded in relation to the tenancy.

3. The landlord has served on the tenant a notice in the form, or substantially in the form, set out in Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003. The form of notice set out in that Schedule is reproduced below.

4. I have read the notice referred to in paragraph 3 above and accept the consequences of entering into the agreement referred to in paragraph 2 above.

5. (*as appropriate*) I am duly authorised by the tenant to make this declaration.

To: *[Name and address of tenant]*

From: *[Name and address of landlord]*

IMPORTANT NOTICE

You are being offered a lease without security of tenure. Do not commit yourself to the lease unless you have read this message carefully and have discussed it with a professional adviser.

Business tenants normally have security of tenure – the right to stay in their business premises when the lease ends.

If you commit yourself to the lease you will be giving up these important legal rights.

- You will have **no right** to stay in the premises when the lease ends.
- Unless the landlord chooses to offer you another lease, you will need to leave the premises.
- You will be unable to claim compensation for the loss of your business premises, unless the lease specifically gives you this right.
- If the landlord offers you another lease, you will have no right to ask the court to fix the rent.

It is therefore important to get professional advice – from a qualified surveyor, lawyer or accountant – before agreeing to give up these rights.

If you want to ensure that you can stay in the same business premises when the lease ends, you should consult your adviser about another form of lease that does not exclude the protection of the Landlord and Tenant Act 1954.

If you receive this notice at least 14 days before committing yourself to the lease, you will need to sign a simple declaration that you have received this notice and have accepted its consequences, before signing the lease.

But if you do not receive at least 14 days' notice, you will need to sign a "statutory" declaration. To do so, you will need to visit an independent solicitor (or someone else empowered to administer oaths).

Unless there is a special reason for committing yourself to the lease sooner, you may want to ask the landlord to let you have at least 14 days to consider whether you wish to give up your statutory rights. If you then decided to go ahead with the agreement to exclude the protection of the Landlord and Tenant Act 1954, you would only need to make a simple declaration, and so you would not need to make a separate visit to an independent solicitor.

AND I make this solemn declaration conscientiously believing the same to be true and by virtue of the Statutory Declarations Act 1835

DECLARED at Barr Ellison LLP

this 5th day of February 2014

SIGNED by LUKE RUFFELL

NAME(in capitals)

POSITION

Before me

Katherine Adcock – Solicitor
Barr Ellison LLP
39 Parkside
Cambridge CB1 1PN

(*signature of person before whom declaration is made*)

A commissioner for oaths *or* A solicitor empowered to administer oaths *or* (*as appropriate*)

7. Consideration and term
The User will pay the Monthly Fee, inclusive of service charge, and Facilities Fee payable at applicable rates for the Accommodation. The Period is as shown at provision 5 (Terms of Use) above subject to determination at one month's notice (see also provision 8) but subject to provision 9. Renewal of this contract may take place subject to mutual agreement between the parties. The Monthly Fee and Facilities Fee payable may at any time be increased in line with RPI but one month's notice must be given by the Licensor before any such increases are to take effect.

8. Deposit
A deposit equal to two months' Monthly Fee will be requested by the Licensor and must be paid by the User. The deposit will be returned at the end of this contract subject to the Accommodation being in a satisfactory condition and there being no arrears of any of the Fees or other sums due. This will not prejudice other remedies.

9. Notice period
Either party may terminate on serving on the other not less than 1 month's notice. The Licensor may, in addition, terminate immediately on notice on the occurrence of any of the following:
(i) failure by the User to pay the Monthly Fee, Facilities Fee or other sum due within 14 days unless agreed in writing by the Licensor;
(ii) material breach by the User of the permitted use, or other terms and conditions or rules and regulations relating to use;
(iii) breach by the User of the provisions of this agreement; or
(iv) failure by the User to comply with relevant Health and Safety, Alcohol or Food Hygiene regulation;

10. Service charge
There is a service charge payable towards the upkeep of the Premises and communal areas as stated in provision 5. This is included in the Monthly Fee. The User must comply with all rules and regulations the Licensor makes regulating the use of the Premises and the communal areas.

11. Facilities
The Licensor and the User may from time to time agree what if any additional facilities within the Premises or permitted for use by the Premises may be used by the User, which must comply with all rules and regulations the Licensor makes regulating such use. The User must pay the Facilities Fee for such use. The User will be responsible for any applicable Business Rates.

12. Use of other rooms
If available other areas in the Premises may be hired from the Licensor by the hour. Two hours use of the meeting room per month is included in the Monthly Fee. Additional use must be booked in advance. Additional charges, where applicable, will be at a 20% discount of the going rate for the relevant space at that time and will be charged as part of the Facilities Fee.

13. Utilities
Utilities for the Accommodation are metered. The User agrees to pay the applicable utilities charges for the Accommodation by Direct Debit being invoiced monthly in arrears by way of the Facilities Fee.

14. VAT
The Licensor must pay VAT on all services provided under this agreement which are subject to VAT.

. Permitted use
The Premises and therefore the Accommodation is to be used as B1 Office, B1(C) Light Industry, B2 General Industry and B8 Storage & Distribution under the Use Classes Order of the TCPA 1987 (as amended in 2005 & 2008).

16. Insurance
The User is required to indemnify the Licensor and its officers, employees and agents from all claims, liabilities or loss, and all damages and costs incurred by the Licensor which arise out of the use of the Accommodation or the User's use of the Premises. The User is advised to take out contents insurance for property owned by it and is required to take out adequate employers and public liability insurance. The Licensor may on notice require evidence of any such insurance and the User must then provide it to the Licensor. The Licensor has no liability for any damage to or destruction of personal property belonging to the User.

17. Health and Safety
The User is responsible for complying with relevant health and safety, food hygiene, fire and employers regulations.

18. Alcohol and smoking
The cafe premises and hall are not licensed for public sale of alcoholic beverages. There must be no smoking in the Premises or its curtilage.

19. Operating hours
The User will have control of its own access to the building which is available for use 24 hours per day and 7 days per week but must comply with the Licensor's security rules and regulations from time to time.

20. Furniture Fixtures and Fittings
If the Licensor provides furniture and fittings these will be recorded and a schedule attached to this agreement. At the end of the Period they must be returned in a good and useable condition. They are charged for within the Facilities Fee.

21. Noise and disturbance to neighbours
Any complaints against the User must be addressed within 21 days and written notice of the steps taken given immediately to the Licensor.

22. Cleaning
The User must keep the Accommodation and any additional space occupied by the User clean and tidy and free from rubbish at all times.

23. Waste disposal
The User must dispose of all its own waste. The Licensor arranges a weekly communal bin and collection service from the Premises the cost of which is included in the service charge.

24. Maintenance, Repair and Alteration
Any damage (fair wear and tear excepted) to the Accommodation arising from the User's activities must be repaired by the User by the end of the Period except if written exemption is given by the Licensor. Any damage to the remainder of the Premises arising from the User's activities will be repaired by the Licensor and the cost will be included in the Facilities Fee. All alterations to the Accommodation require the prior written permission of the Licensor in its absolute discretion.

25. Returning the Premises to the Licensor
At the end of the Period the User must vacate the Accommodation and Premises (and give the Licensor all keys to them) removing all additions (unless agreed otherwise in writing by the Licensor in its absolute discretion) and leave them in a clean and tidy condition having complied with all obligations.

26. Remedy Breaches
The User must remedy any breach of an obligation under this agreement notified by the Licensor to the User within one month or sooner if necessary after service of the Notice. If the User does not comply with this obligation the User must pay to the Licensor on demand as a contractual debt, all costs and expenses incurred the Licensor in remedying the breach of the User.

27. Security
The User must maintain the security of the areas it is using, and it must seek to ensure the same for the whole Premises insofar as it is reasonably able. Lost keys and key cards must be reported immediately and the User will be charged for the replacements and for new lock(s) if necessary through the Facilities Fee. Keys and key cards must be returned at the end of the Period.

28. Car Park Space
There are no on-site car parking spaces available for the User's use during the Period. However, alternative arrangements have been made with CRC for your usage and use of such space will be charged through the Facilities Fees.

29. Recording facilities
The Licensor will maintain a system for charging for all the facilities used from time to time by the User and all additional costs payable by the User. The User shall comply with the Licensor's proper requirements in relation to such system.

30. Relocation of Accommodation
The Licensor may from time to time require the User to relocate to equivalent accommodation within the Premises if so required for the Licensor's operational requirements. In addition the parties may from time to time in their absolute discretion agree to substitute accommodation if the User requires greater or less space to occupy. Where substitute accommodation is provided the provisions of this agreement shall thereafter apply to the new Accommodation in place of the old and all fees and charges under this agreement shall apply to the new Accommodation with pro rata adjustment where applicable.

31. No tenancy
This agreement provides the User with permission to occupy for a temporary period certain accommodation or substituted accommodation with certain further facilities. It does not create any greater permissions than specifically mentioned in this document and does not create a tenancy or lease.

32. Personal agreement
This agreement and the permissions granted by it are personal to the User and may not be transferred, shared or sub-licensed.

33. References
References for the User may be requested.

LICENCE FOR ACCOMMODATION AT
FUTURE BUSINESS CENTRE, KINGS HEDGES ROAD, CAMBRIDGE CB4 2HY

1. DATE OF LICENCE

07 February 2014

2. THE USER

NAME: Umicron Ltd.

ADDRESS: 131 Terry Gardens, Kesgrave, IP5 2DR

3. THE LICENSOR

NAME: ALLIA LTD TRADING AS FUTURE BUSINESS

ADDRESS: FUTURE BUSINESS CENTRE, KINGS HEDGES ROAD, CAMBRIDGE, CB4 2HY

REG No: 28861R (Industrial and Provident Societies Act 1965), Inland Revenue exempt charity XR29468

4. THE PREMISES

BUILDING IN WHICH THE ACCOMMODATION IS LOCATED: Future Business Centre, King Hedges Road, Cambridge, CB4 2HY

5. TERMS OF USE

ACCOMMODATION (prior to any relocation by the Licensor); RG12 – Workshop on the ground floor occupying some 658.76ft²GIA

USER:	Luke Ruffell, Umicron Ltd. 07726 610851
COMMENCEMENT DATE:	07 February 2014
PERIOD:	6 months
RENEWAL:	SEE PROVISION 7
NOTICE PERIOD:	1 MONTH
MONTHLY AND OTHER FEES:	£1097.93 per month in advance inclusive of a service charge of £4.95 psf per month (provision 10) **plus** monthly in arrears a Facilities Fee based on the monitored additional facilities in the Premises used by the User during that month and notified by the Licensor to the User
ADDITIONAL FACILITIES:	Which would include: utilities consumption, photocopying, printing or other reception services, meeting room or conference room hire including catering, car parking, car battery charging, and any others as agreed from time to time between the parties

THIS AGREEMENT IS TO TAKE EFFECT AS A CONTRACTUAL AGREEMENT AND INCORPORATES THE TERMS AND CONDITIONS BELOW AND THOSE ON THE ATTACHED SHEETS (IF ANY). NEITHER THIS AGREEMENT NOR ANY OF ITS TERMS SHALL HAVE THE EFFECT OF CREATING A LEASE OR TENANCY PROTECTED OR OTHERWISE. THE USER HEREBY ACKNOWLEDGES READING AND UNDERSTANDING ALL THE TERMS AND CONDITIONS. THIS AGREEMENT SHALL BE GOVERNED BY ENGLISH LAW.

LICENSOR'S BANK DETAILS FOR PAYMENT: Allia Ltd – Cambridge Rents, The Co-operative Bank, 75 Burleigh St, Cambridge CB1 1DF. Account number 70888689, Sort code 08-90-43

6. SIGNATURES

Subject to the receipt of satisfactory references.

SIGNED BY AN AUTHORISED SIGNATORY
FOR AND ON BEHALF OF ALLIA LTD

NAME (printed): Caroline Hyde

SIGNATURE: [signature]

LICENSOR

SIGNED BY AN AUTHORISED SIGNATORY
FOR AND ON BEHALF OF

NAME (printed): Luke Ruffell

SIGNATURE: [signature]

USER